Exhibit 99.1


                       CERTIFICATION PURSUANT TO 18 U.S.C.
                      SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Valero Energy Corporation Thrift Plan on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John D. Gibbons, Chairman of the Administrative Committee and Executive Vice President and Chief Financial Officer of Valero Energy Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

|X| The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

|X| The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Valero Energy Corporation Thrift Plan.

/s/ John D. Gibbons
-------------------
John D. Gibbons
Chairman of the Administrative Committee and
Executive Vice President and Chief Financial Officer
of Valero Energy Corporation
June 27, 2003


A signed original of the written statement required by Section 906 has been provided to Valero Energy Corporation Thrift Plan and will be retained by Valero Energy Corporation Thrift Plan and furnished to the Securities and Exchange Commission or its staff upon request.